Exhibit 10.3




                               DATED 14th May 2003
                               -------------------








                      PENN PHARMACEUTICAL SERV ICES LIMITED

                                       and

                                BIOENVISION, Inc.






                       ---------------------------------

                            MASTER SERVICES AGREEMENT

                       ---------------------------------





                               [GRAPHIC OMITTED]


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                                    CONTENTS
                                    --------

Clause                                      Heading                                                 Page


1        Interpretation................................................................................2
2        Provision of Services.........................................................................3
3        Payment of the Fees and other matters.........................................................4
4        Delivery and storage of Company Products and Finished Products................................4
5        Return and dispatch of Company Products and Finished Products.................................5
6        Sub-contracting by Penn.......................................................................5
7        Destruction of Company Products...............................................................5
8        Confidentiality...............................................................................6
9        Publicity.....................................................................................8
10       Provision of information by Company to Penn...................................................7
11       Provision of documentation....................................................................7
12       Ownership  of  Company  Products  and of  Intellectual  Property  in Company  Products  and
         Finished Products.............................................................................7
13       Warranties and limitation of liability........................................................8
14       Duration......................................................................................8
15       Termination...................................................................................9
16       Supply after termination......................................................................9
17       Force majeure.................................................................................9
18       Assignment...................................................................................10
19       Notices......................................................................................10
20       Waiver.......................................................................................10
21       Entire contract..............................................................................10
22       No partnership or agency.....................................................................10
23       Void provision...............................................................................10
24       Variation....................................................................................10
25       Costs........................................................................................11
26       Third Party Rights...........................................................................11
27       Law and Jurisdiction.........................................................................11



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AN AGREEMENT made on 14th May 2003

BETWEEN:

1 PENN PHARMACEUTICAL SERVICES LIMITED (registered in England and Wales, Company No. 1331447) whose registered office is at Units 23/24 Tafarnaubach Industrial Estate, Tredegar, Gwent, Wales, NP22 3AA ("Penn"); and

2 BIOENVISION, INC. whose principal place of business is at 509 Madison Avenue, Suite 404, New York, New York 10022 ("the Company").

WHEREAS:

(A) Penn has knowledge, experience and regulatory approval to perform a wide variety of services to companies in the pharmaceutical industry, including but not limited to development of formulations and associated regulatory support data and the manufacture, quality control, packaging and distribution of proprietary medicinal products including clinical trials supplies and samples and holds appropriate authorisations to carry out such services;

(B)      The  Company  has  a  requirement,   in  relation  to  certain  of  its
         proprietary medicinal products, for the provisions of such services.

(C) Penn and the Company have entered into this Agreement with the intent that Penn shall provide certain services to the Company upon and subject to the terms of this Agreement and agreements entered into pursuant to this Agreement.

NOW IT IS HEREBY AGREED as follows:

1        Interpretation

1.1 In this Agreement the following expressions shall save where the context otherwise requires, have the following meanings:

         "Commencement Date" means 14th May 2003;

         "Company Products" means materials or products supplied to Penn by the Company in order for Penn to perform the Services;

         "Completion" means the completion by Penn of the Services or any part or tranche thereof in accordance with the Technical Documents relating to those Services;

         "Fees" means the fees payable for the Services detailed in the Fee Document;

         "Fee Document" means the document detailing the Fees and the additional payment terms relating to the provision of the Services such Fee Document to refer to this Agreement and the relevant Technical Documents and to be signed by both parties;

         "Finished Products" means any materials or products produced by Penn for the Company pursuant to the provision of the Services;


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         "Intellectual Property" means patents,  registered designs, trade marks and service marks (whether registered or not and including applications for any of the foregoing), copyright, design right, rights in and to software including source codes, rights in and to the technical information and other confidential information and know-how, rights in and to databases and all other intellectual property rights and similar property rights of whatever nature subsisting in any part of the world;

         "Intellectual Property Rights" means all rights existing anywhere in the world in and to Intellectual Property;

         "Life  of  this   Agreement"   means  the  period   commencing  on  the
         Commencement Date during which this Agreement is in full force and effect as provided by clauses 14 and 15;

         "Payment Terms" means the payment provisions detailed in clause 3 of this Agreement and in the relevant Fee Document;

         "Services" means the services to be carried out by Penn as detailed in the Technical Documents;

         "Technical Documents" means any one of or combination of a technical specification, technical protocol or technical agreement comprising the technical details of how the Services are to be performed, being a full description of the nature, scope and subject matter of the Services including but not limited to such information as material specifications, product specifications, process details, special conditions, timescales, test protocols, reporting obligations, delivery arrangements and acceptance testing such Technical Documents to refer to this Agreement, the relevant Fee Document and to be signed by both parties.

1.2      In addition:

(a) words importing the male, female or neuter genders shall include the other genders and words in the singular shall include the plural and vice versa; and

(b) references to statutory provisions shall be construed as references to those provisions as amended consolidated or re-enacted or as their application is modified by other provisions from time to time, whether before or after the date hereof and shall also include references to past provisions (as from time to time amended consolidated re-enacted or modified) of which they are re-enactments. 2 Provision of Services

2.1 The Company may from time to time request that Penn provide services. On receipt by Penn of the Company's requirements in writing for such services the parties shall negotiate in good faith the Technical Documents and Fee Document relating to those Services. No agreement in relation to any particular Services shall be binding on either party until the Technical Documents and Fee Document relating to those Services have been fully agreed and signed by personnel of each party authorised to sign on its behalf.

2.2 Subject to the provisions of clause 2.1 above, in consideration of the payment by the Company of the Fees Penn hereby agrees to provide the Services to the Company in accordance with the Technical Documents and upon the terms and conditions set out in this Agreement.

2.3      Penn warrants, represents and covenants that:

(a) it has (or will have prior to entering into the relevant Technical Documents) and will maintain for so long as it is performing the Services all authorisations, permissions, approvals or licences required in connection with the performance of the Services (including where relevant any necessary manufacturing, import, or wholesale dealer authorisations and any relevant authorisation permitting the supply of medicinal products on named patient or compassionate use grounds);

(b) it will perform the Services in compliance with all applicable laws, regulations and guidelines (including all applicable laws, regulations and guidelines governing the import, manufacture, supply or promotion of medicinal products); and

(c) it will use its reasonable endeavours to notify the Company of any laws, regulations and guidelines which would prevent or restrict the Company from dealing with the Company Products or Finished Products in the manner proposed by the Company in connection with the provision of the Services.

3        Payment of the Fees and other matters

3.1 In consideration of the matters set forth in clause 2 the Company agrees during the Life of this Agreement to pay the Fees in accordance with the Payment Terms.

3.2 The Fees are exclusive of value added tax and customs duties which shall be added to the Fees where appropriate for the Company's account unless otherwise agreed to in writing by Penn provided that the Company shall only be required to pay Value Added Tax on submission by Penn of a valid Value Added Tax invoice in respect thereof.

3.3 Unless otherwise agreed in writing the Company shall not be entitled to any discount.

3.4 The Company shall not purport to set-off or withhold any payment claimed or due to Penn under this or any other agreement.

3.5 In the event of late payment, Penn may without prejudice to its other rights and remedies hereunder charge interest at the rate of 3% per annum above the base lending rate from time to time of The Royal Bank of Scotland. Such interest will accrue from the date upon which payment was due until payment in full. Such interest shall continue both before and after judgement.

3.6 If the Company fails without cause to make any payment that is due under this or any other contract with Penn, Penn may without prejudice to its other rights and remedies suspend all Services being carried out for the Company until all such payments, with interest thereon, have been made in full.

3.7      Time of payment shall be of the essence of this Agreement.

4        Delivery and storage of Company Products and Finished Products

4.1 The Company shall give Penn reasonable advance notice of its desire to ship Company Products to Penn in respect of the Services. Unless otherwise agreed in writing Penn will arrange as necessary for clearance through customs of all Company Products shipped to Penn provided that all costs of and risk associated with delivery of Company Products to Penn shall be borne by the Company.

4.2 Penn shall take reasonable care to hold Company Products and Finished Products in a safe, secure and suitable environment at Penn's premises and in accordance with the Company's reasonable and lawful instructions and in accordance with all applicable laws, regulations and guidelines.


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4.3      Penn will notify the Company immediately in the event that Penn:

(a) has not received instructions from Company in respect of any shipment of Company Products;

(b) does not understand or is unclear as to any portion of the instructions provided by the Company; or

(c) has knowledge of any inconsistency in the instructions provided by the Company.

4.4 Company will provide to Penn details of the replacement costs of Company Products and Finished Products and Penn will, subject to clause
         4.5 below, effect and maintain at its own cost with a reputable insurance company insurance against the risk of loss of Company Products or Finished Products or damage thereto whilst on Penn's premises, including any loss or damage arising from accident or negligence, to at least their full replacement value and to produce to the Supplier on demand full particulars of that insurance and the receipt for the then current premium. Any proceeds of such insurance shall be held on trust for the Company and Penn shall promptly account to the Company for the same.

4.5 Where no details of the replacement values are provided pursuant to clause 4.4 above, then risk of loss of Company Products or Finished Products or damage thereto shall at all times remain with the Company. Where the replacement values are such that an extra insurance premium must be paid by Penn such extra premium may be claimed by Penn from the Company.

5        Return and dispatch of Company Products and Finished Products

5.1 Upon Completion, or as otherwise agreed in writing by Penn and the Company, Penn shall pack, dispatch and deliver Finished Products and where agreed in writing Company Products, to the destination agreed between the parties. Penn shall maintain and provide to the Company appropriate up-to-date and accurate records to enable the immediate recall of any batches of the Finished Products.

5.2 Subject to risk in Company Products and Finished Products remaining with the Company pursuant to clause 4.5 above or, unless otherwise agreed in writing, risk in the Company Products and Finished Products shall pass to the Company or as the Company directs once the Company Products and Finished Products have been delivered by Penn to the agreed destination.

5.3 The cost of packing, dispatch and delivery of Finished Products shall be included in the Fees.

6        Sub-contracting by Penn

         The Company acknowledges that Penn may sub-contract any part of the Services to any sub-contractor approved in writing in advance in the Technical Documents by the Company provided that any such sub-contracting shall not affect Penn's obligations under this Agreement or the Technical Documents. Where the Services or part thereof are sub-contracted by Penn, Penn shall carry out such reconciliations, checks and testing as are reasonable to verify the integrity of the work carried out by such sub-contractor and to verify that all unused materials including but not limited to Company Products provided by Penn to such sub-contractor are duly returned to Penn.

7        Return and Destruction of Company Products




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7.1      Title to the Company  Products and Finished  Products shall remain with the Company who shall be entitled to recover them from Penn at any time. Pending such recovery or delivery to a third party in accordance with the Company's instructions, Penn shall store the Company Products and Finished Products separately from all other goods in such a way that they remain readily identifiable as the Company's property. Penn hereby grants the Company, its agents and employees an irrevocable licence upon reasonable notice to Penn and at the Company's cost to enter any premises where the Company Products and Finished Products are or may be stored in order to inspect them or to recover them.

7.2 Penn shall, within 10 working days following Completion of the whole of the Services, at the Company's sole cost, despatch any remaining Company Products and Finished Products to the Company or as the Company may direct or upon written request by the Company such request to be made prior to or within 10 working days of the date of Completion of the whole of the Services, arrange for the destruction of Company Products and Finished Products so requested by the Company to be so destroyed at the sole cost of the Company. Penn shall ensure destruction of Company Products and Finished Products in accordance with all prevailing statutory and other regulatory requirements and shall upon written request furnish the Company promptly with a certificate of such destruction.

8        Confidentiality

8.1 Subject to clause 8.2, Penn shall keep confidential all commercial, business, scientific and technical information, data, specifications and instructions (together with any information derived therefrom) in relation to the Company, Company Products, Finished Products and
         carrying  out the  Services  and Company  shall keep  confidential  all technical commercial and business information concerning Penn, including in each case the terms of this Agreement, the Technical Documents and Fee Documents ("Information") and neither party shall :

(a) make use of the Information disclosed to it by the other, except in connection with the provision of the Services; or

(b)      disclose such Information to any third party.

8.2 The provisions of clause 8.1 shall not apply to any Information to the extent that such information:-

(a) is or comes into the public domain otherwise than by reason of a breach by the receiving party, its directors, officers, employees or agents of the terms of this clause;

(b) is obtained by the receiving party from any other source having a right of further disclosure;

(c) is already known to the receiving party at the time of such disclosure to the receiving party;

(d) is required to be disclosed by the receiving party by law including but not limited to disclosure for regulatory purposes provided that such disclosure shall be limited to what is strictly required and the receiving party shall notify the other party of such requirement and endeavour (insofar as is appropriate) to preserve the confidentiality of any such Information.

8.3 It is acknowledged that notwithstanding the provisions of clause 8.1 above each party shall be entitled to disclose any Information disclosed to it by the other to its agents, representatives, employees and consultants to the extent necessary to facilitate the performance of its obligations under this Agreement and in connection with the Services provided that any such disclosure shall be limited to what is absolutely necessary in order to facilitate such performance and the disclosing party shall procure that any such third party recipients shall be bound by obligations of confidentiality substantially similar to the provisions of this Clause 8.

8.4 The provisions of this clause 8 shall survive termination of the Agreement.

9        Publicity

9.1 Subject to the provisions of clause 8 the Company hereby agrees to permit Penn to use the name of or refer to the Company and/or the fact that Penn provides services to the Company, in Penn's publicity material, including but not limited to Penn's submissions to secure new business or in promoting or marketing itself, provided that copies of such materials are provided to the Company in advance and the Company does not within 10 business days of receipt of such materials object to such use. No details of any individual project undertaken for the Company shall be disclosed.

9.2 Penn hereby agrees to permit Bioenvision to use the name of or refer to Penn and/or the fact that Penn provides services to the Company in the Company's publicly disclosed documents and otherwise on the same terms as the Company provides Penn such rights under clause 9.1.

10       Provision of information by Company to Penn

10.1 The Company agrees to provide Penn with all the Company Products, ancillary materials agreed between the parties and information required by Penn for the purpose of enabling Penn to carry out the Services in accordance with this Agreement and the Technical Documents.

11       Provision of documentation

11.1 The Company acknowledges that Penn must retain originals and/or copies of certain documents generated by it in relation to the Services in order to comply with statutory and other regulatory requirements and Penn agrees to provide the Company upon reasonable written request and at the Company's cost with copies of the same.

12 Ownership of Company Products and of Intellectual Property in Company Products and Finished Products

12.1 The ownership of the Company Products, the Finished Products and all Intellectual Property in Company Products and Finished Products shall at all times remain with the Company and the Company hereby grants to Penn and its employees, agents and sub-contractors a licence to use the Intellectual Property in the Company Products and Finished Products to the extent reasonably required in order to provide Services in accordance with the terms and conditions of this Agreement.

12.2 Notwithstanding any other provision of this Agreement the Company acknowledges that it has full responsibility for the safety and efficiency of the Company Products and Finished Products and hereby agrees to indemnify Penn and keep Penn indemnified against all costs, losses (including but not limited to loss of profit, consequential or indirect loss whether foreseeable or not), damages or expenses incurred by Penn ("Losses") or claims, actions or litigation, in each case, brought by third parties relating to the use of Intellectual Property Rights in the Company Products or Finished Products or proceedings of whatsoever nature involving Penn (each, a "Claim" and collectively, the "Claims") in connection with or arising out of the use of any Company Products or Finished Products by Penn, the Company or any third party (which third parties shall include but not be limited to sub-contractors, permitted assigns and agents in addition to consumers and end users) provided that this indemnity shall not operate to the extent that such Losses or Claims have arisen out of a failure by Penn to comply with the terms of this Agreement or Penn has acted (including any omission) negligently or with wilful misconduct.


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12.3     Penn shall,  immediately  it becomes aware of a matter which may result in a Claim:

(a)      immediately give notice to the Company of the details of the matter;

(b) afford access to the Company and permit copies to be taken of any materials, records or documents as the Company may require to take action under sub-clause 12.3(c);

(c) allow the Company the exclusive conduct of any proceedings and/or take whatever action as the Company shall direct to defend or resist the matter, including the use of professional advisers nominated by the Company; and

(d) not admit liability or settle the matter without the written consent of the Company.

12.4 The provisions of this clause 12 shall survive termination of this Agreement.


13       Warranties and limitation of liability

13.1 In substitution for all rights which the Company would or might have but for these conditions Penn warrants that the Services carried out by Penn will be performed in accordance with this Agreement and conform to the Technical Documents and Penn will at its own cost and at its own option re-perform Services or re-credit the Company with the Fees for any Services or part thereof, provided that the Company can show, to Penn's reasonable satisfaction that the Services have been performed defectively and not in accordance with the Technical Documents.

13.2 Except as provided for in this Agreement any warranties, (whether express or implied by statute or common law or a previous course of dealing or trade custom or usage or otherwise howsoever) including but without limitation those of satisfactory quality or of fitness for a particular purpose (even if that purpose is made known expressly or by implication to Penn) are (insofar as is permitted by law) hereby excluded.

13.3 Subject to clause 13.4 Penn shall under no circumstances be liable for any indirect, special or consequential loss, or loss of anticipated profit or third party claims howsoever arising whether in contract, tort (including negligence) or breach of statutory duty or otherwise.

13.4 Neither party seeks to exclude liability for loss arising from death or personal injury caused by its negligence or any liability or fraud..

13.5 Subject to clause 13.3 the aggregate liability of Penn (whether in contract, tort (including negligence) or breach of statutory duty or otherwise) to the Company for any loss or damage (whether asserted by the Company or third parties) of whatever nature and howsoever caused shall be limited to two times the Fees for the Services or part thereof from which such loss or damage flowed.

14       Duration

14.1 This Agreement shall come into effect on the Commencement Date and shall subject to the provisions of clause 15 below remain in full force and effect for a period of 12 months' ("the Initial Term") and shall continue thereafter until terminated by either party upon not less than three months' prior notice in writing expiring at the end of the Initial Term or expiring on any anniversary of the Commencement Date thereafter.

15       Termination

15.1 Notwithstanding clause 14, either party may without prejudice to its other rights or remedies hereunder forthwith terminate this Agreement and/or the provision of all or any Services pursuant to this Agreement by notice in writing to the other if such other:

(a) commits a material breach of any of its obligations hereunder and does not remedy such breach within 28 days after written notice has been given to it by the other (specifically referring to this clause 15) requiring such remedy;

(b) becomes insolvent or enters into liquidation or receivership or is the subject of an application for an administration order or suffers an administrative receiver to be appointed in relation to the whole or any part of its assets or makes a composition or arrangement with its creditors or suffers any judgement to be executed in relation to any of its property or assets; or

(c) suffers a change in who has control (as the same is defined in Section 416, Income and Corporation Taxes Act 1988 and in this Agreement referred to as "Control") of the other party.

15.2     Each party shall forthwith notify the other in the event that:

(a)      there is a change of Control in it; or

(b) there is a material adverse change in its financial condition such that it becomes likely that it will not be able to pay its debts as and when they fall due for payment or perform its obligations under this Agreement.

15.3 The Company shall be entitled to terminate this Agreement, the Technical Documents and the Fee Documents a whole or in only in so far as they relate to particular Services with immediate effect by written notice to Penn if Penn ceases to be authorised to perform the Services or any part of them.

15.4 Any termination of this Agreement (whether under this clause or otherwise) shall not relieve any party of the obligations under this Agreement which is expressed to continue after termination.

15.5 Upon termination of this Agreement, the Company agrees to pay Penn for the Services which have reached Completion by Penn prior to termination of this Agreement and, unless termination is a result of breach of the Agreement by Penn, reasonable costs relating to the cessation of Services, such costs being sustained by reasonable evidence if required.

16       Supply after termination

16.1 If Penn continues to supply any service to the Company after the termination of this Agreement this shall not be construed as a waiver of such termination or as a renewal of this Agreement.

17       Force majeure

17.1 No party hereto shall incur any liability to the other in the event that it is delayed in the performance of its obligations hereunder solely by force majeure.

17.2 For the purpose of this Agreement force majeure shall mean any cause of delay beyond the reasonable control of the party liable to perform unless conclusive evidence to the contrary is provided and shall


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         include   but  not  be  limited  to   strikes,   lockouts,   industrial
         disturbance, riots, sabotage, act of war or piracy, destruction of essential equipment by fire, explosion, storm, flood, earthquake, or delay caused by failure of power supplies or transport facilities, inability to obtain materials or government action including but not limited to priorities and quotas.

18       Assignment

18.1 This Agreement shall not be assignable by either party without the prior written consent of the other (such consent not to be unreasonably withheld or delayed), save that Penn may assign the Agreement to members of the same group of companies as Penn without the requirement for such consent.

19       Notices

19.1 Any notice to be served by either party hereunder shall be sent by pre-recorded delivery or registered post or by facsimile transmission to the other at the address stated at the head of this Agreement and shall be deemed to have been received by the other, if sent by pre-paid recorded delivery or registered post, one week after posting, or if sent by facsimile transmission, on the date sent provided that the correct answer back code is received and a confirmatory copy is sent by pre-paid recorded delivery or registered post on the date of transmission.

20       Waiver

20.1 No waiver by either party of any of the requirements hereof or of any of its rights hereunder shall release the other from full performance of its remaining obligations stated herein.

21       Entire contract

21.1 This Agreement and the provisions of any Technical Documents, Fee Document and any variation in writing signed by both parties of this Agreement, the Technical Documents or Fee Document, contain the entire understanding between Penn and the Company relating to the Services and supersedes all or any previous agreements between the parties. In the event of any conflict between the terms of the Technical Documents, Fee Document or this Agreement, the later to be executed will prevail.

22       No partnership or agency

22.1 Nothing herein shall be deemed to constitute, evidence or comprise a partnership between the parties hereto nor to constitute either party the agent of the other.

23       Void provision

23.1 Should any provision of this Agreement be void or voidable the existence or avoidance thereof shall not prejudice the enforceability of the remaining provisions hereof.

24       Variation

24.1 No variation or modification of this Agreement shall be binding until agreed to in writing by Penn and the Company.

25       Costs

25.1 Each of the parties hereto shall bear its own costs and expenses incidental to the negotiation hereof and the preparation and carrying into effect of this Agreement.

26       Third Party Rights

26.1 A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of the third party which exists or is available apart from that Act.

27       Law and Jurisdiction

         This Agreement regardless of where executed shall be governed and interpreted in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

IN  WITNESS   whereof  the  parties   hereto   have  caused   their   respective
representatives to sign this Agreement the day and year first before written.


Signed by.........                  )
For and on behalf of                )    /s/ Chris Higgins
Penn Pharmaceutical                 )    Chris Higgins, Director Business
Services Limited           )             Development





Signed by                           )
For and on behalf of                )    /s/ David P. Luci
Bioenvision, Inc.          )             David P. Luci, Director of
Counsel                                  Finance, General